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                                                                   EXHIBIT 10.14

                               ADVISORY AGREEMENT

     This Advisory Agreement (this "Agreement") is made and entered into as of December 21, 2000 by and between AMI Holdings, Inc. ("Holdings"), AMI Spinco, Inc. (the "Company" and together with Holdings, the "Companies") and Francisco Partners GP, LLC ("Advisor"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement and Plan of Merger and Recapitalization dated December 5, 2000 (the "Recapitalization Agreement") by and among Japan Energy Corporation ("JEC"), GA-TEK Inc., Holdings, AMI Merger Company, Inc., the Company, TBW LLC ("TBW"), and FP-McCartney, LLC.

     WHEREAS, the Companies desire to retain Advisor and Advisor desires to perform for the Companies and/or their subsidiaries certain services;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

     1. Term. This Agreement shall be in effect for an initial term of ten
(10) years commencing on the date hereof (the "Term"), and shall be automatically extended thereafter on a year to year basis unless the Companies provide or Advisor provides written notice of its or their desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof.

     2. Services. Advisor shall perform or cause to be performed such services for the Companies and/or their subsidiaries as directed by such Company's board of directors, which may include, without limitation, the following:

          (a) executive and management services;

          (b) identification, support and analysis of acquisitions and dispositions by such Company or its subsidiaries;

          (c) support and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

          (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

          (e) human resource functions, including searching and hiring of executives; and

          (f) other services for such Company or its subsidiaries upon which such Company's board of directors and Advisor agree.


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     6. Liability. Neither Advisor nor any other Indemnitee (as defined in
Section 7 below) shall be liable to any of the Companies or any of their subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of an Indemnitee acting within the scope of such person's employment or authority. Advisor makes no representations or warranties, express or implied, in respect of the services to be provided by Advisor or any of the other Indemnitees. Except as Advisor may otherwise agree in writing after the date hereof: (i) Advisor shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same or similar business activities or lines of business as any of the Companies or any of their subsidiaries, including those competing with any of the Companies or any of their subsidiaries and (B) do business with any client or customer of any of the Companies or any of their subsidiaries; (ii) neither Advisor nor any officer, director, employee, partner, affiliate or associated entity thereof shall be liable to any of the Companies or any of their subsidiaries or affiliates for breach of any duty (contractual or otherwise) by reason of any such activities of or of such person's participation therein; and (iii) in the event that Advisor acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Companies or any of their subsidiaries, on the one hand, and Advisor, on the other hand, or any other person, Advisor shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Companies or any of their subsidiaries and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Companies or any of their affiliates for breach of any duty (collateral or otherwise) by reasons of the fact that Advisor directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Companies. In no event will any of the parties hereto be liable to any other party hereto for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) other than the Claims (as defined in Section 7 below) relating to the service to be provided by Advisor hereunder.

     7. Indemnity. Each of the Companies and their subsidiaries shall defend, indemnify and hold harmless each of Advisor, its affiliates, members, partners, employees and agents (collectively, the "Indemnitees") from and against any and all loss, liability, damage or expenses arising from any claim by any person with respect to, or in any way related to, the performance of services contemplated by this Agreement (including attorneys' fees) (collectively, "Claims") resulting from any act or omission of any of the Indemnitees, other than for Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Indemnitee. Each of the Companies and their subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against such Company, any of its subsidiaries or any of the Indemnitees or in which any of the Indemnitees may be impleaded with others upon any Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by any of the Indemnitees, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by an Indemnitee, then Advisor shall reimburse the Companies and their subsidiaries for the costs of defense and other costs incurred by the Companies and their subsidiaries.

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          8.   Notices. All notices hereunder shall be in writing and shall be delivered personally or mailed by United States mail, postage prepaid, addressed to the parties as follows:

               To the Companies as appropriate:

                    AMI Holdings, Inc.
                    c/o AMI Spinco, Inc.
                    16644 West Bernardo Drive, Suite 301
                    San Diego, CA 92127
                    Attention: Chief Executive Officer
                    Facsimile: 858.521.3777

               To Advisor:

                    Francisco Partners GP, LLC
                    c/o Francisco Partners, L.P.
                    Two Embarcadero Center
                    Suite 420
                    San Francisco, CA 94111
                    Attention: Gerry Morgan
                    Facsimile: 415.986.1320

          9. Assignment. The Companies may not assign any obligations hereunder to any other party without the prior written consent of Advisor (which consent shall not be unreasonably withheld), and Advisor may not assign any Advisor obligations hereunder to any other party without the prior written consent of the Companies (which consent shall not be unreasonably withheld); provided that Advisor may, without consent of the Companies, assign its rights and obligations under this Agreement to any Permitted Transferee (as such term is defined in the Shareholders Agreement dated December 21, 2000 among the Company, FP-McCartney, LLC, the Advisor, JEC and certain other persons named therein).

          10. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and assigns of the parties.

          11. Counterparts. This Agreement may be executed and delivered by each party hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

          12. Entire Agreement; Modification; Governing Law. The terms and conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supercede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions thereof shall be binding upon either party unless approved in writing by an authorized representative of such party. This Agreement may not be amended in a manner materially adverse to the Company and the Company may not waive any material provision of this Agreement that is for its benefit unless a corresponding amendment is made to the TBW Agreement or TBW's consent is

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obtained. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

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     IN WITNESS WHEREOF, the parties have executed this Advisory Agreement as of the date first written above.



                                        AMI HOLDINGS, INC.


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------



                                        AMI SPINCO, INC.


                                        By:
                                           ------------------------------------

                                        Its:
                                            -----------------------------------



                                        FRANCISCO PARTNERS GP, LLC


                                        By: /s/ Dipanjan Deb
                                           ------------------------------------

                                        Its:  Vice President
                                            -----------------------------------



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